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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports for Crescent Development Management Corp. and subsidiaries and Crescent Development Management Corp. II and subsidiary included in this Form 10-K, into Crescent Operating, Inc.'s previously filed registration statement file numbers 333-57891, 333-29069 and 333-43291.


/s/  ARTHUR ANDERSEN LLP


Denver, Colorado,
   April 11, 2001.